News Release
Nalco Company
1601 West Diehl Road
Naperville, IL 60563-1198
www.nalco.com

Media Contact: Charlie Pajor
630 305 1556
cpajor@nalco.com

Investor Contact: Mike Bushman
630 305 1025
mbushman@nalco.com

Date: May 2, 2006
Nalco sales up sharply, Debt payments total $45 million

(Naperville, Illinois) Nalco Holding Company (NYSE: NLC) delivered rapid sales growth and good cash generation to repay debt in the first quarter, but those results did not immediately translate into improved quarterly net income or Adjusted EBITDA. Nalco is on track, however, to meet its full-year expectations as the fundamental business is strong and several issues that dampened first quarter results are not expected to be with us the balance of the year.

First quarter sales grew 9.2 percent to $849.4 million, including 11.0 percent organic growth partly offset by negative foreign currency impacts of 1.8 percent. Higher interest and business process optimization expenses decreased net income to $8.8 million from $11.0 million in the first quarter of 2005. Earnings per share were 6 cents versus 8 cents in the year-ago period. Net earnings include after-tax charges of $4.9 million for business process optimization, reimbursed benefit plan contributions and unusual charges such as costs related to a secondary share offering in March. Adjusting for such charges, earnings were essentially unchanged from last year’s similarly adjusted results. (See Attachment 7).

Adjusted EBITDA of $144 million was similarly unchanged. Solid Free Cash Flow enabled the company to make debt reduction payments of $45 million, even with a sizable use of cash in expanding inventory in preparation for the summer cooling water season.

“Real sales increased at a higher rate than our expectations for the year, benefiting from a year-ago quarter weakened by moving sales ahead of a January 2005 systems conversion. Pricing continues to improve, but we did not sell the mix in the quarter we had expected. We also have an opportunity to improve our management of selling and service expense. Still, we are moving in the right direction and we have an Energy Services business that is on a path to generate 2006 sales in the $1 billion range,” said Chairman and Chief Executive Officer Dr. William H. Joyce. “Importantly, our three primary segments improved their earnings contribution at an 11 percent pace. The business is in sound fundamental shape and ready to start delivering significant year-on-year earnings growth.”

Real sales growth, excluding price, was 4.9 percent and price contributed 6.1 percent or $48 million to growth. Purchased material and freight costs were about $34 million higher than the year-ago period. Since mid-2004, cumulative purchased material and freight cost increases have totaled $229 million versus about $197 million in increased price.

“Although we are now running price ahead of cost on a year-on-year basis, we obviously need additional increases to get us even with the total costs we have absorbed since raw material and freight cost increases began. This is particularly true in our Energy and Paper segments,” Dr. Joyce noted. “It is far too early to declare victory over raw material costs - particularly with the recent run-up in crude oil prices - so we need to maintain a strong focus on capturing price.”

Hurricane-related lost sales and pre-tax losses are estimated to have been $5 million and $3 million in the quarter respectively. Energy Services incurred the largest portion of these impacts due to Gulf of Mexico customer rig curtailments. A few continued raw material supplier problems contribute to higher costs and some Industrial and Institutional Services customers have also not yet reopened.

New Technology Introduced

Nalco today announced the introduction of Tech-Bond® Sol-Gel Nanotechnology, a revolution in corrosion protection for aluminum that provides improved cost, quality and environmental performance over existing hexavalent chromium and other chrome-free technologies. “This breakthrough technology should expand our industry presence in a wide range of markets - with applications that include aerospace, car and truck parts, outdoor furniture, skyscraper construction, boats and electronic equipment,” Dr. Joyce said.

Nalco’s testing confirms that its Tech Bond products can meet military specifications for bare corrosion protection and aerospace, automotive and architectural specifications for painted aluminum surfaces.

“Because of our diversity of end markets and applications, no single product dramatically shifts our financial performance outlook. With Tech Bond, however, we have created innovative, differentiated, patent-protected technology that improves the value we can create for customers and is expected to be an important contributor to our growth for many years to come,” Dr. Joyce said.

Segment Review

“Industrial and Institutional Services performed well in the first quarter delivering a strong increase in direct contribution based on good price increase activity and solid expense control. Energy Services delivered exceptional sales growth, but earnings did not keep pace due to lower-than-planned price increase efforts and abnormal levels of expense. The Paper Services segment continues to be our greatest challenge with a weak competitive pricing environment and raw material costs for Paper-specific products that appear likely to continue increasing,” said Dr. Joyce.

Nalco’s segment reporting has changed in the first quarter to reflect capital charges on each of the segments. These charges for their investments in receivables, customer-consigned inventory and equipment are intended to ensure that business managers recognize the full costs of each business decision and manage the balance sheet accordingly. The change will result in reduced direct contribution and direct contribution margin levels for the segments, offset by an elimination adjustment in consolidation.

Debt Reduction and Pension Funding

Debt payments of $45.1 million included the retirement of the remaining $31.9 million dollar-denominated portion of Term Loan A. Nalco also made its only required 2006 principal payment of $3.2 million on the Euro-denominated portion of Term Loan A and paid down $10 million of its Term Loan B obligations that come due in 2010. During the first quarter, lenders agreed to reduce the interest rate on Nalco’s Term Loan B obligations by 25 basis points to 175 basis points over LIBOR. Free Cash Flow in the first quarter was $42.5 million.

In early April, Nalco added $45 million in funding to its first quarter U.S. pension plan contribution of $13.5 million, completing its 2006 U.S. pension funding requirements ahead of schedule.

2006 Forecast Update

Nalco maintained its financial performance forecasts for 2006 - expecting 12 percent growth in Adjusted EBITDA and $170 million in Free Cash Flow. Our earlier projected Earnings Per Share of 65 cents is now reduced by the impact of business process optimization charges.

“In the first quarter, we developed strong positive momentum in our business and are confident that we will have a very good year and deliver on our commitments,” Dr. Joyce concluded.

Investor Meeting

An investor day has been scheduled for Tuesday, August 29, 2006 at Nalco’s Naperville corporate headquarters and research center.

Conference Call

Nalco will discuss first quarter results in a Webcast to be held Wednesday, May 3, at 10:00 a.m. ET. Information on the Webcast is available on our Web site www.nalco.com.

About Nalco

Nalco is the leading provider of integrated water treatment and process improvement services, chemicals and equipment programs for industrial and institutional applications. The company currently serves more than 70,000 customer locations representing a broad range of end markets. It has established a global presence with more than 10,000 employees operating in more than 130 countries, supported by a comprehensive network of manufacturing facilities, sales offices and research centers. In 2005, Nalco achieved sales of more than $3.3 billion.

Several non-GAAP measures are discussed in today’s press release. Management believes that discussion of these measures provides investors with additional insight into the ongoing operations of Nalco Holding Company. Non-GAAP measures are reconciled to the closest GAAP measure in schedules attached to this press release, which may also be found at www.nalco.com. Adjusted EBITDA is a non-GAAP measure used to determine compliance with the Company’s debt covenants. Reconciliation to net earnings is included in Attachment 5. Free Cash Flow is reconciled on Attachment 6 to Cash from Operations as shown on Nalco’s Cash Flow Statement, and is defined as Cash from Operations less Capital Expenditures and Minority Interest charges. Adjustments to net earnings are identified in Attachment 7. The adjustments represent those items included in Nalco’s income statement that are either one-time in nature, support incremental cost reduction programs, or - in the case of the profit-sharing reimbursements by our former owner - are unusual when compared to other companies. In addition, Nalco discusses sales growth in terms of nominal (actual), organic (nominal less foreign currency and acquisition/divestiture/merger/joint venture impacts), and real (organic growth less that portion of the growth which consists of price increases that simply pass along higher purchased material and freight costs). The non-GAAP measures should not be viewed as alternatives to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies.

This news release includes forward-looking statements, reflecting current analysis and expectations, based on what are believed to be reasonable assumptions. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on many factors, including, without limitation: ability to generate cash, ability to raise capital, ability to refinance, the result of the pursuit of strategic alternatives, ability to execute work process redesign and reduce costs, ability to execute price increases, business climate, business performance, economic and competitive uncertainties, higher manufacturing costs, reduced level of customer orders, changes in strategies, risks in developing new products and technologies, environmental and safety regulations and clean-up costs, foreign exchange rates, the impact of changes in the regulation or value of pension fund assets and liabilities, changes in generally accepted accounting principles, adverse legal and regulatory developments, including increases in the number or financial exposures of claims, lawsuits, settlements or judgments, or the inability to eliminate or reduce such financial exposures by collecting indemnity payments from insurers, the impact of increased accruals and reserves for such exposures, weather-related factors, adverse changes in economic and political climates around the world, including terrorism and international hostilities, and other risk factors identified by the Company. Accordingly, there can be no assurance that the Company will meet future results, performance or achievements expressed or implied by such forward-looking statements. This paragraph is included to provide safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the Company does not intend to update.

Attachments

1.	Condensed Consolidated Balance Sheets (Unaudited)
2.	Condensed Consolidated Statements of Operations (Unaudited)
3.	Condensed Consolidated Statements of Cash Flows (Unaudited)
4.	Segment Information (Unaudited)
5.	EBITDA and Adjusted EBITDA (Unaudited)
6.	Free Cash Flow (Unaudited)
7.	Share Base and Earnings Per Share (Unaudited)
8.	2005 Results Reclassified to Conform with 2006 Presentation (Unaudited)
9.	Segment Information - 2005 Results Reclassified to Conform with 2006 Presentation (Unaudited)

NALCO COMPANY

Nalco Holding Company and Subsidiaries
Condensed Consolidated Balance Sheets
(dollars in millions)

	(Unaudited)
	March 31,	December 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$42.8	$30.8
Accounts receivable, less allowances of $19.6 in 2006 and $16.6 in 2005	621.9	622.3
Inventories:
Finished products	272.4	242.6
Materials and work in process	76.5	70.6
	348.9	313.2
Prepaid expenses, taxes and other current assets	54.6	83.1
Total current assets	1,068.2	1,049.4

Property, plant, and equipment, net	742.7	755.3
Intangible assets:
Goodwill	2,213.3	2,196.7
Other intangibles, net	1,212.6	1,227.5
Other assets	323.5	323.5
Total assets	$5,560.3	$5,552.4

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$280.1	$285.4
Short-term debt	35.6	22.6
Other current liabilities	244.4	235.2
Total current liabilities	560.1	543.2

Other liabilities:
Long-term debt	3,222.3	3,244.2
Deferred income taxes	333.1	353.0
Accrued pension benefits	413.5	416.4
Other liabilities	284.4	278.9

Minority interest	12.2	11.2
Shareholders’ equity	734.7	705.5
Total liabilities and shareholders’ equity	$5,560.3	$5,552.4

ATTACHMENT 1

NALCO COMPANY

Nalco Holding Company and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(dollars in millions, except per share data)

	Three Months ended March 31, 2006	Three Months ended March 31, 2005

Net sales	$849.4	$777.6
Operating costs and expenses:
Cost of product sold	471.1	412.8
Selling, administrative, and research expenses	275.4	258.1
Amortization of intangible assets	17.3	20.6
Business optimization expenses	3.8	0.8
Total operating costs and expenses	767.6	692.3

Operating earnings	81.8	85.3

Other income (expense), net	1.2	(3.4)
Interest income	1.7	2.1
Interest expense	(66.3)	(62.1)

Earnings before income taxes	18.4	21.9

Income tax provision	7.9	9.7

Minority interests	(1.7)	(1.2)

Net earnings	$8.8	$11.0

Net earnings per share:
Basic	$0.06	$0.08
DelutedDiluted	$0.06	$0.08
Weighted-average shares outstanding (millions):
Basic	142.8	141.7
Diluted	146.6	146.6

ATTACHMENT 2

NALCO COMPANY

Nalco Holding Company and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(dollars in millions)

	Three Months ended March 31, 2006	Three Months ended March 31, 2005
Operating activities
Net earnings	$8.8	$11.0
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	32.4	33.2
Amortization	17.3	20.6
Amortization of deferred financing costs and accretion of senior discount notes	9.6	9.9
Other, net	(5.5)	10.8
Changes in operating assets and liabilities	(3.8)	(69.8)
Net cash provided by operating activities	58.8	15.7

Investing activities
Purchase price adjustment on acquisition of Ondeo Nalco Group	-	(3.2)
Additions to property, plant, and equipment, net	(14.6)	(12.3)
Other investing activities	(0.3)	(0.4)
Net cash provided by (used for) investing activities	(14.9)	(15.9)

Financing activities
Changes in short-term debt, net	10.3	7.9
Proceeds from long-term debt	3.3	0.1
Repayments of long-term debt	(45.1)	(2.1)
Other	(0.8)	(4.0)
Net cash provided by (used for) financing activities	(32.3)	1.9
Effect of exchange rate changes on cash and cash equivalents	0.4	(0.5)
Increase in cash and cash equivalents	12.0	1.2
Cash and cash equivalents at beginning of period	30.8	33.3
Cash and cash equivalents at end of period	$42.8	$34.5

ATTACHMENT 3

NALCO COMPANY

Nalco Holding Company and Subsidiaries
Segment Information
(Unaudited)
(dollars in millions)
Net sales by reportable segment were as follows:

	Three Months ended March 31, 2006	Three Months ended March 31, 2005

Industrial and Institutional Services	$378.4	$341.0
Energy Services	246.3	210.6
Paper Services	175.8	170.1
Other	48.9	55.9
Net sales	$849.4	$777.6

The following table presents direct contribution by reportable segment and reconciles the total segment direct contribution to earnings before income taxes:

	Three Months ended March 31, 2006	Three Months ended March 31, 2005
Segment direct contribution:
Industrial and Institutional Services	$79.8	$65.5
Energy Services	48.3	43.0
Paper Services	26.1	30.1
Other*	(19.4)	(5.2)
Capital charge elimination	19.2	19.8
Total segment direct contribution	154.0	153.2

Expenses not allocated to segments:
Administrative expenses	51.1	46.5
Amortization of intangible assets	17.3	20.6
Business optimization expenses	3.8	0.8
Operating earnings	81.8	85.3
Other income (expense), net	1.2	(3.4)
Interest income	1.7	2.1
Interest expense	(66.3)	(62.1)
Earnings before income taxes	$18.4	$21.9

* Includes certain costs not allocated to segments, but deducted in arriving at direct contribution. Significant contributors to the year-over-year change include:
•
$4.0 million resulting from increase in revenue recognition adjustments, due to higher volumes shipped in late March 2006 vs. 2005. This has no impact on total segment direct contribution, as the offsetting impact of this change is included in the other three segments.

•	$7.2 million attributable to favorable adjustments in 2005 vs. 2006 for commissions and insurance/legal claims.

ATTACHMENT 4

NALCO COMPANY

 Nalco Holding Company and Subsidiaries
EBITDA and Adjusted EBITDA (Unaudited)
(dollars in millions)

	Three Months ended March 31, 2006	Three Months ended March 31, 2005

Net earnings	$8.8	$11.0
Income tax provision	7.9	9.7
Interest expense, net of interest income	64.6	60.0
Depreciation	32.4	33.2
Amortization	17.3	20.6
EBITDA	131.0	134.5

Business optimization expenses	3.8	0.8
Asset write-offs	0.9	2.4
Profit sharing expense funded by Suez	3.5	3.1
Pension settlement	0.3	-
Franchise taxes	0.8	0.7
Non-cash rent expense	2.6	2.6
Non-wholly owned entities	0.6	(0.5)
Loss (gain) on sale, net of expenses	0.1	0.5
Other unusual charges	0.3	0.2
Adjusted EBITDA	$143.9	$144.3

ATTACHMENT 5

NALCO COMPANY

Nalco Holding Company and Subsidiaries
Free Cash Flow
 (Unaudited)
(dollars in millions)

	Three Months ended March 31, 2006	Three Months ended March 31, 2005
Net cash provided by operating activities	$58.8	$15.7
Minority interests	(1.7)	(1.2)
Additions to property, plant, and equipment, net	(14.6)	(12.3)
Free cash flow	$42.5	$2.2

ATTACHMENT 6

NALCO COMPANY

Nalco Holding Company and Subsidiaries
Earnings Per Share and Share Base
 (Unaudited)
(dollars in millions, except per share data)

		Three Months ended March 31, 2006		Three Months ended March 31, 2005
		Actual	Per Share*	Actual	Per Share*
Net earnings (loss)		$8.8	$0.06	$11.0	$0.08

Net earnings was reduced by the following items (after tax):
Business optimization expenses	Bus Opt Exp	$2.4	$0.02	$0.5	$-
Profit sharing expense funded by Suez	COGS/SGA	2.3	0.02	2.0	0.01
Other unusual charges	COGS/SGA/OIOE	0.2	-	0.1	-
		$4.9		$2.6

Memo Only
Net earnings was reduced by the following items (pre tax):
Business optimization expenses	Bus Opt Exp	$3.8	$0.03	$0.8	$0.01
Profit sharing expense funded by Suez	COGS/SGA	3.5	0.02	3.1	0.02
Other unusual charges	COGS/SGA/OIOE	0.3	-	0.2	-
		$7.6		$4.1

Weighted-average shares outstanding (millions):
Basic			142.8		141.7
Diluted			146.6		146.6

* Diluted
* Diluted

ATTACHMENT 7

NALCO COMPANY

Nalco Holding Company and Subsidiaries
Condensed Consolidated Statements of Operations
2005 Results Reclassified to Conform with 2006 Presentation
(Unaudited)
(dollars in millions, except per share data)

	Three Months ended March 31, 2005	Three Months ended June 30, 2005	Three Months ended Sept. 30, 2005	Three Months ended Dec. 31, 2005	Year ended Dec. 31, 2005

Net sales	$777.6	$836.3	$834.9	$863.6	$3,312.4
Operating costs and expenses:
Cost of product sold	412.8	480.3	457.9	481.2	1,832.2
Selling, administrative, and research expenses	258.1	262.9	252.3	256.4	1,029.7
Amortization of intangible assets	20.6	20.5	20.3	20.2	81.6
Business optimization expenses	0.8	17.0	3.5	4.3	25.6
Total operating costs and expenses	692.3	780.7	734.0	762.1	2,969.1

Operating earnings	85.3	55.6	100.9	101.5	343.3

Other income (expense), net	(3.4)	(0.1)	(0.1)	6.7	3.1
Interest income	2.1	2.0	2.1	2.2	8.4
Interest expense	(62.1)	(64.8)	(65.8)	(65.3)	(258.0)

Earnings (loss) before income taxes	21.9	(7.3)	37.1	45.1	96.8

Income tax provision (benefit)	9.7	(3.1)	18.1	18.6	43.3

Minority interests	(1.2)	(1.6)	(1.6)	(1.3)	(5.7)
Net earnings (loss)	$11.0	$(5.8)	$17.4	$25.2	$47.8

Net earnings (loss) per share:
Basic	$0.08	$(0.04)	$0.12	$0.18	$0.34
Diluted	$0.08	$(0.04)	$0.12	$0.17	$0.33

Weighted-average shares outstanding (millions):
Basic	141.7	141.7	141.7	141.8	141.7
Diluted	146.6	141.7	146.6	146.6	146.6

ATTACHMENT 8

NALCO COMPANY

Nalco Holding Company and Subsidiaries
Segment Information
2005 Results Reclassified to Conform with 2006 Presentation
(Unaudited)
(dollars in millions)

	Three Months ended March 31, 2005	Three Months ended June 30, 2005	Three Months ended Sept. 30, 2005	Three Months ended Dec. 31, 2005	Year ended Dec. 31, 2005
Industrial and Institutional Services	$341.0	$377.5	$379.5	$384.1	$1,482.1
Energy Services	210.6	221.5	223.4	244.2	899.7
Paper Services	170.1	176.1	173.9	178.0	698.1
Other	55.9	61.2	58.1	57.3	232.5
Net Sales	$777.6	$836.3	$834.9	$863.6	$3,312.4

Segment direct contribution:
Industrial and Institutional Services	$65.5	$82.9	$87.5	$86.6	$322.5
Energy Services	43.0	39.7	42.8	47.5	173.0
Paper Services	30.1	27.4	30.8	29.7	118.0
Other	(5.2)	(28.9)	(14.2)	(17.6)	(65.9)
Capital charge elimination	19.8	19.6	19.8	19.9	79.1
Total segment direct contribution	153.2	140.7	166.7	166.1	626.7

Expenses not allocated to segments:
Administrative expenses	46.5	47.6	42.0	40.1	176.2
Amortization of intangible assets	20.6	20.5	20.3	20.2	81.6
Business optimization expenses	0.8	17.0	3.5	4.3	25.6
Operating earnings	85.3	55.6	100.9	101.5	343.3
Other income (expense), net	(3.4)	(0.1)	(0.1)	6.7	3.1
Interest income	2.1	2.0	2.1	2.2	8.4
Interest expense	(62.1)	(64.8)	(65.8)	(65.3)	(258.0)
Earnings (loss) before income taxes	$21.9	$(7.3)	$37.1	$45.1	$96.8

ATTACHMENT 9